Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in Registration Statement No. 333-105946 of First Security Group, Inc. on Form S-8 of our report dated February 5, 2004, included in this Annual Report on Form 10-K of First Security Group, Inc. for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption "Selected Financial Data".

/s/ JOSEPH DECOSIMO AND COMPANY LLP
May 26, 2004